Exhibit 10.3

2025 Incentive Compensation Program

The Board of Directors of bankESB (the “Bank”) has approved the 2025 Incentive Compensation Program (the “Plan” or the “ICP”) as presented in this document. The Plan is designed to acknowledge the performance of bankESB, its contribution to the performance of the holding company, Hometown Financial Group, MHC, and individual employee performance.

1.
What is the purpose of our incentive compensation program?

Our incentive compensation program is intended to provide a financial incentive to all employees with a goal of:

•
Encouraging teamwork among all employees to work towards a common set of goals;
•
Rewarding employees for achieving a set of quantitative and qualitative objectives;
•
Strengthening the communication of important business objectives to all employees;
•
Providing the opportunity for each employee to earn additional compensation in the form of a cash bonus payment. This Plan and the payments made hereunder are not just based on the Bank and the holding company achieving their financial objectives, it is also based on individual employees achieving their objectives as part of an overall team effort. Individual awards will be made upon the final recommendation of the senior officer in charge of his or her area based on employee performance reviews and other factors.
2.
Are there other reasons management is recommending this incentive compensation program?

This program is meant to ensure that bankESB’s compensation program is competitive with other financial institutions operating in our general marketplace. For the past decade, the trend has been to move away from granting large increases in annual base pay and smaller “fixed” bonuses annually. The movement has been to a more performance-driven compensation program with competitive annual base pay increases and a greater opportunity to earn incentive compensation based on actual performance.

3.
What is different from last year’s incentive compensation program?

First, the annual performance metrics have been updated to reflect the budgeted net income, gross new checking account activity and the holding company budgeted Return on Assets for 2025.

Our performance measured against these metrics may be adjusted to normalize earnings and expenses for any merger or one-time extraordinary expenses that are not reflected in the budget.

4.
What are the specific criteria for this year’s Incentive Compensation Program?

This year’s criteria continues to include “bank-wide” performance factors, a “holding company performance factor” and “individual” performance factors. These criteria, along with the ranges, will be evaluated and may be adjusted annually by the Executive Committee and/or the Board of Directors while still retaining the core program elements at each affiliate bank. The specific criteria for 2025 are listed on pages 3 through 5 of this document.

5.
When are awards determined and paid?

The program is based on unaudited results for the Bank and the holding company. The determination of award level will be completed on or before January 15, 2026. If targets are achieved, management will finalize individual award determinations on or before January 31, 2026 and make every reasonable effort to make payment as soon as practicable. Incentive payments are typically disbursed on or about the last Friday in January or the first Friday in February.

6.
What are the tax and other consequences of the program?

All applicable taxes and other deductions (e.g. federal, state, FICA, Medicare and 401(k) contributions) will be withheld from the incentive awards when they are paid unless the employee notifies Human Resources to adjust the 401(k) contribution percentages.

7.
Are there any other important features of the program?
•
Participation in this program does not convey any right or privilege regarding continued employment with bankESB. All employees remain “at will” employees of the Bank.
•
An employee does not accrue any part of a potential future benefit during the year. In order to receive any potential incentive compensation payment under this program, the employee must be employed with bankESB as of the day of the incentive compensation payout in early 2026. Payments are at the full and complete discretion of the Executive Committee and/or the full Board of Directors.

8.
How is the program administered?

The program will be administered by the President/CEO with the oversight of the Executive Committee and/or the Board of Directors. The Executive Committee and/or the full Board of Directors will have full power and authority to:

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Approve participation by any individual in the program;
•
Act on the President/CEO’s recommendations;
•
Approve or amend the annual performance criteria under this program;
•
Approve or amend the level of awards under this program; and
•
Interpret the program’s provisions and act as final arbitrator of any questions relating to any awards under this program.

The Executive Committee and/or the full Board of Directors has final oversight over any program that the Bank may adopt, including this program, and will approve the aggregate bank-wide distribution.

PERFORMANCE CRITERIA

The 2025 bankESB Incentive Compensation Program will include three (3) Bank-specific performance factors that are outlined in Section A below as well as a single holding company performance factor that is outlined in Section B below. The holding company performance factor will be identical for bankHometown, bankESB and North Shore Bank, as all three affiliate banks are subsidiaries of Hometown Financial Group, MHC.

A.
Bank-wide levels of performance

Management and the Board of Directors will consider the following factors when determining incentive compensation payouts for 2025.

•
Bank earnings

Did the Bank meet its budgeted performance levels? Profitability is essential to provide the pool of earnings necessary to fund the incentive award. The Board of Directors retains control over this since they must vote to approve a final budget for the Bank before it can be used as a quantitative measure for the Incentive Compensation Program.

•
Measure how management and staff performed while ensuring the Bank maintained “safe and sound” banking practices

While earnings are very important, the Bank also wants to operate in a prudent manner. For example, did we maintain strong internal controls, properly manage our risk and maintain our commitment to the communities we serve and to fair lending? These elements are best verified by the outside examinations performed by the Federal Reserve Bank of Boston and/or the Massachusetts Division of Banks. While we cannot legally disclose the CAMELS rating to the public or employees, the Executive Committee and/or the Board of Directors can consider this as an outside qualitative measure of our performance when voting to approve a level of incentive for the year.

•
How we performed relative to the economy we are operating in

The best outside indicator of this is how the Bank performs relative to our Peer Group (See Exhibit A on page 10). Did the Bank operate at levels above that of our Peer Group? Obviously, if the overall economy changes and the Bank falls short of budgeted earnings, this should also be reflected in the operating results of our Peer Group. The best way to measure this factor is by reviewing our Bank against a Peer Group of similar banks in the region using call report data available from the Federal Deposit Insurance Corporation as a benchmark. Comparing the Bank to its peers allows the Executive Committee and/or Board of Directors to make discretionary adjustments based on actual performance compared to other peers in our region.

There are three (3) basic levels of bank performance for the 2025 Incentive Compensation program shown below.

1.
“Threshold” level of performance

- Bank earns at least 75% of budgeted net income for 2025 - $8,258,250

- Bank maintains its Non-Interest Expense to Earnings Assets Ratio (Overhead Ratio) at or below 110% of the Peer Group average as of the most recently available public financial date

- Bank opens at least 70% of the gross new Checking Account Growth target – 2,122 (3,032 X 70%).

2.
“Target” level of performance

- Bank earns at least 90% of budgeted net income for 2025 - $9,909,900

- Bank maintains its Non-Interest Expense to Earnings Assets Ratio (Overhead Ratio) at or below 105% of the Peer Group average as of the most recently available public financial date

- Bank opens at least 80% of the gross new Checking Account Growth target – 2,426 (3,032 X 80%).

3.
“Above Target” level of performance

- Bank earns at least 100% of budgeted net income for 2025 - $11,011,000

- Bank maintains its Non-Interest Expense to Earnings Assets Ratio (Overhead Ratio) at or below 100% of the Peer Group average as of the most recently available public financial date

- Bank opens at least 90% of the gross new Checking Account Growth target – 2,729 (3,032 X 90%).

4.
“Well Above Target” level of performance

- Bank earns at least 105% of budgeted net income for 2025 - $11,561,550

- Bank maintains its Non-Interest Expense to Earnings Assets Ratio (Overhead Ratio) at or below 95% of the Peer Group average as of the most recently available public financial date

- Bank opens at least 100% of the gross new Checking Account Growth target – 3,032

B.
Holding Company levels of performance

The President and CEO, senior management, the Executive Committee and/or the Board of Directors consider the following holding company performance factor when making the determination of the award level and payout of incentive compensation for 2025.

There are 4 basic levels of holding company performance for the 2025 Incentive Compensation Program as shown below.

“Threshold” level of performance

- Hometown Financial Group, MHC earns at least 75% of budgeted ROA – 0.63%

“Target” level of performance

- Hometown Financial Group, MHC earns at least 80% of budgeted ROA – 0.68%

“Above Target” level of performance

- Hometown Financial Group, MHC earns at least 85% of budgeted ROA – 0.72%

“Well Above Target” level of performance

- Hometown Financial Group, MHC earns at least 90% of budgeted ROA – 0.77%

C.
Individual Performance factors:

The “bank-wide” factors will determine the size of the total “pool” of incentive compensation funds that will be made available for distribution to employees. Once the Executive Committee and/or the Board of Directors has approved that pool, management will determine the individual employee awards. This will be based on recommended percentages of Bonus Eligible Earnings as outlined on pages 7 and 8.

The individual performance factors that management will consider in making its decision may include the following:

•
Last performance review results for that employee;
•
The employee’s performance in meeting goals since that review;
•
Any extraordinary or special projects or efforts during the year by that employee.
D.
Discretionary Adjustments to Program:

Once the bank-wide and individual totals are determined for the incentive compensation program, the Executive Committee and/or the Board of Directors, in their sole discretion and depending upon the current issues and economic environment for the Bank, may vote to adjust or cancel the total incentive compensation pool to be paid out to individual employees. For example, if the Bank fails to meet some or all of its performance targets, but the Executive Committee and/or the Board of Directors was satisfied with the results and efforts put forth by employees in a difficult economic environment, the Executive Committee and/or the Board of Directors may vote to approve a full or partial payment for the year. Conversely, the Bank may have met all targets, but one or two large credit relationships may have been impacted by a changing economy to the point where management and the Board of Directors felt it necessary to make a large addition to the allowance for loan losses. The Executive Committee and/or the Board of Directors may then vote to award less than the projected payout. While these situations may be unusual and any variance from the announced program should be avoided if possible, to ensure that employees have confidence in the determination of incentive payments. This program is flexible enough to allow for this set of circumstances.

E.
Timing Of Determination:

On or before January 15, 2026, the President/CEO and the Executive Vice President, CFO and Treasurer will review these factors for 2025 and make a report to the Executive Committee and/or the Board of Directors for final approval for the level of award determination. To qualify for a particular level of incentive, all performance metrics must be met or exceeded at both the subsidiary bank and holding company levels.